Exhibit (j)

                               CONSENT OF COUNSEL


         We hereby consent to the use of our name and the reference to our Firm in the Prospectuses and under the caption "Counsel" in the Statement of Additional Information that is included in Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of The Armada Advantage Fund.


                                                /s/ Drinker Biddle & Reath LLP
                                                ------------------------------
                                                Drinker Biddle & Reath LLP


Dated:   October 25, 2004